UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               FORM 8-K/A (No. 1)

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 2, 2006


                         Calypte Biomedical Corporation
                         ------------------------------
               (Exact name of Company as specified in its charter)


         Delaware                        000-20985                 06-1226727
         --------                        ---------                 ----------
(State or Other Jurisdiction)   (Commission File Number)        (I.R.S. Employer
    of Incorporation)                                           Identification)


             5 Centerpointe Drive, Suite 400, Lake Oswego, OR 97035
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (971) 204-0282
                                                           --------------


                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))


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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
          Standard; Transfer of Listing.

On February 2, 2006 Calypte Biomedical Corporation (the "Company") received a letter from the American Stock Exchange (the "Exchange") notifying the Company that it does not satisfy certain of the Exchange's continued listing standards as set forth in Part 10 of the American Stock Exchange Company Guide (the "Company Guide") and that the Exchange staff had determined to initiate delisting proceedings with respect to the Company's common stock.

Specifically, the Exchange noted that the Company is not in compliance with
Section 1003(a)(i) with shareholders' equity of less than $2,000,000 and losses from continuing operations and/or net losses in two out of its three most recent fiscal years; Section 1003(a)(ii) with shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years; Section 1003(a)(iii) with shareholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years; and Section 1003(a)(iv) with losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company requested a hearing before a listing qualifications panel (the "Panel") of the Exchange and appealed the Exchange's determination at an oral hearing held on March 13, 2006. On March 22, 2006 the Company received a letter from the Exchange informing it of the results of the hearing.

The Panel unanimously agreed that the Exchange should not move to delist the Company's common stock before July 31, 2006. By that date, the Company must demonstrate that it has regained compliance with the Exchange's continued listing standards. If the Company cannot demonstrate at that time that it is in compliance with those standards, the Panel agreed that the Exchange should immediately move to delist the Company's common stock. There can be no assurance that the Company will be able to meet the continued listing standards required to retain the listing of its common stock on the Exchange. If its common stock is delisted from the Exchange, it would likely trade on the NASD Over the Counter Bulletin Board.

The Company previously filed a Current Report on Form 8-K on February 3, 2006 reporting the receipt of the Exchange's February 2, 2006 letter indicating the Exchange's intention to begin delisting procedures of the Company's common stock.


Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1   Press release dated March 24, 2006


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                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  Lake Oswego, Oregon
       March 24, 2006

                                            Calypte Biomedical Corporation

                                            By: /s/  Theodore R. Gwin
                                                -----------------------
                                                Theodore R. Gwin
                                                Chief Financial Officer